         AGREEMENT made this 16 day of July, 1992, effective as of the 1st day of September, 1992; by and between DUANE READE, A NEW YORK PARTNERSHIP, whose principal office is located at 49-29 30th Place, Long Island City, New York, hereinafter designated as the "EMPLOYER" and ALLIED TRADES COUNCIL; whose office is located at 467 Sylvan Avenue, Englewood Cliffs, New Jersey; hereinafter designated as the "UNION".

         IN CONSIDERATION of the premises and of the mutual and reciprocal promises herein made and obligations herein assumed, as more fully hereinafter set forth, the parties agree as follows:

         FIRST:     The Employer recognizes the Union as the sole collective
bargaining agent for all employees in its employ, excluding executives, office employees, supervisors and armed guards. Whenever the word "employees" is used in this Agreement, it shall be deemed to refer to all employees except for those specifically excluded above, regardless of whether or not they are members of the Union.

         All employees shall, as a condition of continued employment, become and remain members of the Union in good standing after they have completed thirty days of employment or thirty days after execution of this Agreement, whichever is later, provided, however, that no employee shall be removed from his employment under this Article so long as he continues to tender uniform dues and his initiation fee to the Union after such thirty-day period. Any employee who fails to maintain his membership to the extent of not paying uniform dues and his initiation fee after such thirty-day period, shall be discharged by the Employer immediately upon notification from the Union in person or in writing. All new employees shall be on a trial period of thirty calendar days during which time they may be discharged without recourse to the grievance procedure.

         SECOND:     The Employer agrees that authorized representatives of the
Union shall be permitted to enter the Employer's place of business at any time for the adjustment of disputes, grievances or any other matters that may require their presence.

         THIRD:     The regular work week for all employees shall consist of
any five days, and no more than eight hours per day and no more than forty hours per week. Except in the case of Pharmacists, who are considered to be professional employees, work performed beyond eight hours in any day, or forty hours in any week, shall be paid for at the overtime rate of one and one-half times the employees' regular hourly rate. All employees shall be expected to work a reasonable amount of overtime, including Saturdays and Sundays, provided however, that they shall be given reasonable advance notice when overtime work is requested. Pharmacists shall be paid for all hours worked at their straight-time hourly rate of pay.

         FOURTH:     The Employer shall deduct uniform membership dues and
initiation fees from the wages paid to each employee. The Employer shall make such deductions from the first payroll in each month and transmit all such funds deducted no later than the tenth day of each month. All funds deducted from the wages paid to employees for the payment of such dues and initiation fees shall be held in trust by the Employer and shall be considered at all time the property of the Union, provided, however, that prior to making such deductions the Employer has received from each employee on whose account such deductions are made, a written assignment, which shall not be irrevocable for a period of more than one year or beyond the termination date of this Agreement, whichever occurs sooner, and which may contain a clause that such assignment shall be automatically renewed for additional periods of one year, unless the employee shall terminate such assignment in writing within thirty days prior to any expiration date thereof.

         FIFTH:     No employee, whatever the performance, shall be discharged, suspended, laid off or furloughed except for good and sufficient cause. In the event an employee is proven to have committed an act amounting to dishonesty or criminal negligence, the Employer may summarily discharge such employee. Layoffs and recalls from layoffs shall be made in accordance with seniority.

         SIXTH:     Should any dispute arise concerning the application,
interpretation, effect, purpose or breach of any term or condition of this Agreement, or in the event that there shall exist any claim, demand, dispute or controversy between the parties hereto, including but not limited to a demand or dispute arising out of a proposed addition, deletion or modification of this Agreement, the parties hereto shall first attempt to settle and adjust such dispute, claim, demand or controversy by negotiation. In the event that said dispute, claim, demand or controversy shall not be completely settled and adjusted, the parties agree that either of them may submit the question, including any damages that have been suffered, to arbitration before an arbitrator designated by the New York State Board of Mediation, the American Arbitration

Association, or the Federal Mediation & Conciliation Service in accordance with their rules. The arbitrator so designated shall conduct a hearing in such manner as he shall consider proper, and shall serve as sole arbitrator of the dispute between the parties. The arbitrator shall have the right to conduct an ex parte hearing in the event of the failure of either party to be present at the time and place designated for the arbitration, and shall have the power to render a decision based on the testimony before him at such hearing. The decision of the arbitrator shall be final and binding upon both parties and may be entered as a final decree or judgment in the Supreme Court of the State of New York or in a court of appropriate jurisdiction in any state where such decision shall be rendered. The costs of arbitration, including the arbitrator's fee, shall be borne equally by the Employer and the Union. It is the intent of the parties hereto that no defense to prevent the holding of the arbitration shall be permitted. Service of any document or notice referred to in the above paragraph, or service of any notice required by law in connection with the arbitration proceeding, may be made by registered or certified mail.

         SEVENTH:    (A) It is hereby agreed by and between the respective
parties that effective as of September 1, 1992 (being a continuation of contributions previously made) the Employer shall contribute to the Vacation Fringe Benefit Fund the sum of Four Per Cent of the Employer's total, gross, straight-time payroll expense for each employee covered by the Agreement regardless of whether or not any such employee is a member of the Union and regardless of the number of hours worked during the week. Such payments shall be made weekly for the last preceding payroll week. A list containing the names and straight-time, weekly earnings of each employee in the bargaining unit shall accompany each such payment. The Employer's payroll records, social security records and other pertinent data shall be open for inspection and audit by the Fund upon demand. Such payments shall be made directly to the Vacation Fringe Benefit Fund and shall be held subject to the provisions of a trust indenture dated February 17, 1971 and any amendments, changes or additions thereto.

         The Fund shall be managed and administered by a board of trustees equally representative of the employers and the Union. In the event the Employer and the Union trustees deadlock on the administration of the Fund, they shall agree on an impartial umpire to decide such dispute; or in the event of the failure to agree within a reasonable length of time, an impartial umpire shall, on petition of either trustee, be appointed by the District Court of the United States for the district where the Fund has its principal office. The trustees shall make provisions for an annual audit of the Fund. A statement of the results shall be available for inspection by interested persons at the principal office of the Fund and at such other places as may be designated by the trustees.

         The Fund shall be used for the purpose of providing annual and supplementary vacation benefits, jury duty reimbursement and for such approved similar and related purposes and benefits, and for the payment of the reasonable administrative expenses of the Fund, as the trustees may determine. By executing this

Agreement, the Employer hereby authorizes the Trustees of the Vacation Fringe Benefit Fund, on its behalf, as its express agent, and in its name and stead, to remit to the appropriate Federal taxing authorities, the Employer's share of any FICA owed by the Employer as a result of vacation and/or fringe benefit payments made by the Fund to employees of the Employer, together with the employee's share of any such taxes, and, where applicable to remit to the appropriate State taxing authorities the disability taxes owed as a result of such payments. Similarly, by executing this Agreement, the Employer hereby authorizes the Trustees of the Fund on its behalf, as its express agent and in its name and stead, to issue to the appropriate governmental agencies and to its employees receiving vacation and/or fringe benefit payments through the Fund, Federal, State and City earnings statements showing gross wages, FICA tax withheld, FICA wages, State income tax withheld and local tax withheld as a result of such vacation and/or fringe benefit payments by the Fund. The Trustees of the Fund shall have no obligation to report wages earned by the Employer's employees, except such wages as are transmitted to the Employer's employees by the Fund.

         All monies paid to the Fund shall be used and distributed by the trustees pursuant to the terms, conditions and provisions of the trust indenture or any amendments, changes or additions thereto; and the rules, regulations and resolutions adopted thereunder. Neither the Union, nor any member of the Union individually or collectively; nor any International Union; nor any body with which the Union may be affiliated; nor any participating Employer individually or collectively, nor any combination thereof; nor any association, corporation, group, entity, person or trust; nor any successor or assign thereof either directly or indirectly, shall have any right, title, interest or claim in or to the fund or any part thereof, nor to any accounting, supervision or control thereof, of whatsoever kind or nature.

         All monies, contributions, property, assets of the Fund and those hereafter acquired and the ownership, control and the administration of the Fund shall irrevocably, inseparably and forever remain vested exclusively in the trustees of the Fund. No employee of any participating employer; nor any employee of the Union; nor any person claiming by, through or under such employee, either directly or indirectly, shall have any right, title, interest or claim in or to the Fund or to any part thereof; nor to any accounting, supervision or control thereof, of whatsoever kind or nature; nor any claim against the Union, participating employers or the trustees, or to the contributions of his or her Employer to the Fund or any assets or monies held by the Fund except such benefits as are provided for by the Fund and/or by the rules and regulations from time to time established and promulgated by the trustees in accordance with the powers granted by the trust indenture as the same may be amended or modified from time to time. The discretion of the trustees as to the administration, use and disbursement of the Fund shall be final and conclusive.

         All payments shall be due and payable on the first day of each week, for the preceding week. The foregoing notwithstanding, however, if the Employer fails to make all payments required hereunder, on or before the tenth day of the month for the preceding month, then the Trustees may require, and the Employer agrees to pay, interest on any unpaid balance at the applicable rate as permitted by law. In addition, the Employer specifically agrees that it shall be liable for all auditing expenses, collection costs and legal fees incurred by the Union or by the Trustees of the Fund for the collection of such payments.

         Conditioned upon the Employer's timely payment in full to the Fund of all of its obligations as specified herein, no further liability whatsoever shall attach hereunder to the Employer; and no claim can, shall or may be made by any employee against the Employer based upon the terms hereof for any reason whatsoever.

         (B) The amount of vacation to which an employee is entitled shall be determined as of July 1 of each year:

                  Less than six months
                  of employment                      None

                  Six months but less than
                  one year of employment             One week (40 hours)

                  One year but less than
                  seven years of employment          Two weeks (80 hours)

                  Seven years but less than
                  twenty years of employment         Three weeks (120 hours)

                  Twenty or more years of
                  employment                         Four weeks (160 hours)

         In determining eligibility for vacation leaves, all computations shall be based upon each employee's total length of employment with the Employer. No deductions shall be made from an employee's accumulated service except for periods of nonemployment by the Employer. Such deduction shall be made in accordance with the provisions of the trust indenture, and/or resolutions adopted by the trustees.

         Full power and authority will be lodged in the trustees of the Vacation Fringe Benefit Fund to determine the extent of service credits to be allocated to each employee as well as the rules and regulations pursuant to which employees will be paid for any earned vacation pay.

         In accordance with the rules and regulations of the Fund and at such intervals as they determine appropriate, the trustees of the Fund shall transmit to each employee on whose behalf contributions have been made to such Fund, an amount equal to the sum of such employee's vacation leave entitlement multiplied by such employee's vacation regular straight-time, hourly rate of pay as of the date of such employee's vacation leave. This sum will be diminished by the amount of any vacation payments made by the Fund to such employee during the preceding vacation year (i.e. the period from July 1 of the preceding year through June 30 of the current year).

         Part-time employees shall receive vacation leave and vacation pay on a pro rata basis.

         EIGHTH: All employees shall receive pay for the following nine holidays each year regardless of whether or not they are scheduled to work on any such holidays:

         New Year's Day                            Yom Kippur
         President's Day                           Thanksgiving Day
         Memorial Day                              Christmas Day
         July 4th (Independence Day)               One Personal Day
         Labor Day

         Should the Employer elect to remain open on the Yom Kippur holiday, employees shall be expected to work on such holiday and shall receive a paid personal holiday in lieu thereof. Personal holidays shall be scheduled by each affected employee at least 48 hours in advance.

         NINTH: This contract shall not take effect until it is approved and executed by an authorized officer of the Union. No term, condition or provision of this Agreement may be modified or changed except in writing signed by both parties.

         TENTH: Should the Employer fail to meet promptly the financial obligations under the terms of this agreement or breach any term or condition thereof, such shall be considered a material breach of this Agreement, and the Union reserves the right thereafter to demand that the Employer post cash security or a bond in a reasonable sum, and may institute additional appropriate measures, including economic sanctions and/or cessation of work to assure the faithful performance of this Agreement. The Union shall at all times retain the right to proceed to arbitration in accordance with the provisions of Article Sixth hereof.

         ELEVENTH: All good conditions, customs and privileges enjoyed by the employees prior to the execution of this Agreement shall continue in full force and effect without suspension or interruption as though they were actually enumerated herein. The Employer shall not sell his establishment, or any part thereof without 60 days' advance notice in writing to the Union, nor shall he remove, terminate, discontinue, rent or lease any part thereof, without providing similar advance notice. In no event shall such transaction be consummated except on the basis that the purchaser or lessee shall assume this Agreement and all of its terms and conditions and shall continue to recognize the Union as the collective bargaining representative for all employees formerly covered by this Agreement. In addition, the seller or renter, as well as the purchaser or lessor, shall be responsible for all financial liabilities under this Agreement up to and including the date of this transaction.

         TWELFTH: The Union may elect or select shop stewards from among the employees, who shall receive top seniority; and such shop stewards shall have the authority to report grievance and violations of the contract to the Union. No shop steward shall have the right to call any strike, stoppage or cessation of work; and the sole duty and liability of the Union, in the event that a shop steward so transcends his authority, shall be limited to ordering the employees to return to work after written notice from the Employer. The shop steward shall have the right during working hours to discuss grievances or perform such other duties as the Union may require of him.

         THIRTEENTH: It is hereby agreed by and between the respective parties that, commencing with the week ending September 4, 1992 (being a continuation of contributions previously made), the Employer shall pay to the Allied Welfare Fund the sum of Thirty-Five Dollars, each and every week for each employee who is employed within the bargaining unit, commencing with the first day of employment of such employee, regardless of whether such employee is a member of the Union and regardless of the number of hours worked during the week. The Employer shall submit to the Fund a list of the employees for whom such payments are made. Vacations, holidays and sick leave with pay shall be deemed time worked. The Employer's payroll records, social security records or other pertinent data shall be open for inspection and audit by the Fund upon demand. Such payments shall be made directly to the Allied Welfare Fund and shall be held subject to the provisions of a trust indenture effective January 26, 1954 and any amendments, changes or additions thereto. The Fund shall be managed and administered by a board of trustees equally representative of the employers and the Union. In the event the Employer and the Union trustees deadlock on the administration of the Fund, they shall agree on an impartial umpire to decide such dispute; or in the event of their failure to agree within a reasonable length of time, an impartial umpire shall, on petition of either trustee, be appointed by the District Court of the United States for the district where the Fund has its principal office. The trustees shall make provisions for an annual audit of the Fund. A statement of the results shall be available for inspection by interested persons at the principal office of the Fund and at such other places as may be designated by the trustees.

         Such contributions shall be used for the purpose of providing insurance, welfare, and similar benefits for employees employed by the Employer, employees employed by all other employers similarly situated, their families, and the payment of reasonable administrative expenses of the Fund; and shall, in addition, be used and disbursed by the trustees pursuant to the terms, conditions and provisions of the trust indenture or any amendments, changes or additions thereto; and the rule, regulations and resolutions adopted thereunder. Commencing with the week ending March 3, 1989, such contributions shall be used for the purpose of providing Major Medical insurance and similar benefits for all employees of the Employer and their families. Neither the Union, nor any member of the Union individually or collectively; nor any International Union, nor any body with which the Union may be affiliated; nor any participating employer individually or collectively; nor any combination thereof; nor any association, corporation, group, entity, person or trust; nor any successor or assign thereof, either directly or indirectly, shall have any right, title, interest or claim in or to the Fund or any part thereof; nor to any accounting, supervision or control thereof, of whatsoever kind or nature. All monies, contributions, property, assets of the Fund and those hereafter acquired; and the ownership and control and the administration of the Fund shall irrevocably, inseparably and forever remain vested exclusively in the trustees of the Fund. No employee of any participating employer; nor any employee of the Union; nor any person claiming by, through or under such employee, either directly or indirectly, shall have any right, title, interest or claim in or to the Fund or to any part thereof; nor to any accounting, supervision or control thereof of whatsoever kind or nature; nor any claim against the Union, participating employers, or the trustees, or to the contributions of his or her employer to the Fund or any assets or monies held by the Fund except such benefits as are provided for by the plan and/or by the rules and regulations from time to time established and promulgated by the trustees in accordance with the powers granted by the trust indenture, as the same may be amended or modified from time to time. The discretion of the trustees as to the administration, use and disbursement of the Fund shall be final and conclusive.

         All payments shall be due and payable on the first day of each month, for the preceding month. If the Employer fails to make a payment or payments required hereunder, on or before the tenth day of the succeeding month, then the Trustees may require, and the Employer agrees to pay, interest on any unpaid balance at the applicable rate as permitted by law. In addition, the Employer specifically agrees that it shall be liable for all auditing expenses, collection costs and legal fees incurred by the Union or by the Trustees of the Fund for the collection of such payments. From and out of the contributions made to the Allied Welfare Fund as specified above, Eight Dollars per employee per week shall be unconditionally and irrevocably allocated and paid to the Union Mutual Medical Fund subject to the provisions of a trust indenture effective September 6, 1978 and any amendments, changes or additions thereto, for the benefit of retired employees of the Employer and retired employees of all other employers similarly situated and their families who are receiving pension benefits from the Union Mutual Fund, and those employers of the Employer and of all other employers similarly situated whose pension benefits from the Union Mutual Fund have been vested and who, in either case, are and remain members in good standing of the Union Mutual Benefit Association. All sums contributed to the Union Mutual Medical Fund and the affairs of said Fund shall be managed and administered by a Board of Trustees equally representative of the employers and the participants. All of the foregoing conditions and provisions applicable to the Allied Welfare Fund shall be equally applicable to the Union Mutual Medical Fund.

         The Employer is party to a collective bargaining agreement with Local 815, affiliated with the International Brotherhood of Teamsters (hereinafter referred to as "Local 815"), covering certain warehouse employees of the Employer. This agreement, which will expire on or about August 31, 1993, requires the Employer to make contributions to the Allied Welfare Fund on behalf of the employees covered thereunder. Should the Employer negotiate a collective bargaining agreement with Local 815 to succeed the agreement which expires on August 31, 1993, and should such succeeding agreement contain one or more modifications in the amount of the Employer's contribution to the Allied Welfare Fund for the employees covered thereunder, it is agreed by and between the parties hereto that each such modification in the amount of Employer's contribution to the Allied Welfare Fund shall apply as well to each employee of the Employer covered hereby. Each such modification in the amount of Employer's contribution to the Allied Welfare Fund shall become effective hereunder, on the same date or dates as each such modification becomes effective pursuant to the terms of the Employer's successor collective bargaining agreement with Local 815. In such event, this agreement shall be deemed to be amended and modified only as to the effective date and amount of the employer's contribution to the Allied Welfare Fund for the employees covered hereunder.

         FOURTEENTH: It is hereby agreed by and between the respective parties that, commencing with the effective date of this Agreement, the Employer shall pay to the Union Mutual Fund the sum of Twenty-Four Dollars each and every week for each employee who is employed within the bargaining unit commencing with the first day of employment of such employee, regardless of whether such employee is a member of the Union and regardless of the number of hours worked during the week; and the Employer shall submit to the Fund a list of the employees for whom such payments are made. Vacations, holidays and sick leave with pay shall be deemed time worked. The Employer's payroll records, social security records and other pertinent data shall be open for inspection and audit by the Fund upon demand. Such payments shall be made directly to the Union Mutual Fund and held subject to the provisions of a trust indenture effective November 1, 1955 and any amendments, changes or additions thereto. The Fund shall be managed and administered by a board of trustees equally representative of the employers and the Union. In the event the Employer and the Union trustees deadlock on the administration of the Fund, the two shall agree on an impartial umpire to decide such dispute; or in the event of their failure to agree within a reasonable length of time, an impartial umpire shall, on petition of either trustee, be appointed by the District Court of the United States for the district where the Fund has its principal office. The trustees shall make provisions for an annual audit of the Fund, a statement of the result of which shall be available for inspection by interested persons at the principal office of the Fund and at such other places as may be designated by the trustees.

         The Fund shall be used for the purpose of providing pensions and/or annuities and similar benefits for employees employed by the Employer, employees employed by all other employers similarly situated, the payment of reasonable administrative expenses of the Fund and shall, in addition, be used and disbursed by the trustees pursuant to the terms, conditions and provisions of the trust indenture, or any amendments, changes or additions thereto; and the rules, regulations and resolution adopted thereunder. Neither the Union, nor any member of the Union individually or collectively; nor any International Union; nor any body with which the Union may be affiliated; nor any participating employer individually or collectively; nor any combination thereof; nor any association, corporation, group, entity, person or trust; nor any successor or assign thereof either directly or indirectly, shall have any right, title, interest or claim in or to the Fund, or any part thereof; nor to any accounting, supervision or control thereof of whatsoever kind or nature. It is understood and agreed that the Employer and all other employees similarly situated may have a continuing financial obligation pursuant to the provisions of the Employee Retirement Income Security Act of 1974, in the event of termination or partial termination of the Fund. All monies, contributions, property, assets of the Fund and those hereafter acquired; and the ownership, control and the administration of the Fund shall irrevocably, inseparably and forever remain vested exclusively in the trustees of the Fund. No employee of any participating employer; nor any employee of the Union; nor any person claiming by, through or under such employee, either directly or indirectly, shall have any right, title, interest or claim in or to the Fund or any part thereof; nor to any accounting, supervision or control thereof of whatsoever kind or nature; nor any claim against the Union, participating employers or the trustees; nor to the contributions of his or her employer to the Fund; nor to any assets or monies held by the Fund except such benefits as are provided by the plan and/or by the rules and regulations from time to time established and promulgated by the trustees in accordance with the powers granted by the trust indenture, as the same may be amended or modified from time to time. The discretion of the trustees as to the administration, use and disbursement of the Trust Fund shall be final and conclusive.

         All payments shall be due and payable on the first day of each month, for the preceding month. If the Employer fails to make a payment or payments required hereunder, on or before the tenth day of the succeeding month, then the Trustees may require, and the Employer agrees to pay, interest on any unpaid balance at the applicable rate as permitted by law. In addition, the Employer specifically agrees that it shall be liable for all auditing expenses, collection costs and legal fees incurred by the Union or by the Trustees of the Fund for the collection of such payments.

         FIFTEENTH: The adjusted wage schedule attached hereto is incorporated herein and made a part hereof.

         SIXTEENTH: All employees who have been employed for six months or longer shall be entitled to receive five (5) days of paid sick leave during each contract year. Employees shall receive a day's wages at their then current daily rate of pay for each day of sick leave utilized.

         Employees shall not be required to provide a doctor's note or other substantiating evidence in order to be eligible to receive sick leave pay, provided, however, that employees shall call the Company as early as possible on the first day of any illness to advise the Company concerning the absence and its anticipated length.

         SEVENTEENTH: This Agreement shall become effective as of the 1st day of September, 1992, and shall remain operative and binding upon the parties hereto, their heirs, successors, assignees, administrators and trustees in bankruptcy for a period up to and including the 31st day of August, 1995, and shall automatically continue thereafter for similar periods and may be terminated by one's giving the other ninety days' notice by registered mail prior to each expiration period of such intention to terminate this Agreement.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals this 16 day of July, 1992.



ALLIED TRADES COUNCIL                        DUANE READE, A NEW YORK
                                               PARTNERSHIP


By: /s/ Luke McCabe                          By: /s/ Hyman Needelman
    -----------------------                      ---------------------------
    Luke McCabe, President                       Employer    Vice President

                            DUANE READE CORPORATION
                             ADJUSTED WAGE SCHEDULE

         Effective March 1, 1993, all pharmacists shall receive a general wage increase of Twenty-Five Dollars per week ($.625 per hour).

         Effective September 1, 1994, pharmacists shall receive a general wage increase of Twenty-Five Dollars per week ($.625 per hour).

         Effective September 1, 1992, all employees other than pharmacists shall receive a general wage increase of Ten Dollars per week ($.25 per hour).

         Effective September 1, 1993, all pharmacists shall receive a general wage increase of Ten Dollars per week ($.25 per hour).

         Effective September 1, 1994, all employees other than pharmacists shall receive a general wage increase of Ten Dollars per week ($.25 per hour).

MEMORANDUM OF AGREEMENT made this 22nd day of September, 1995, by and between Duane Reade, a New York Partnership, (hereinafter referred to as the "Employer") and Allied Trades Council (hereinafter referred to as the "Union").

WHEREAS the Employer and the Union are party to an agreement dated July 16, 1992, covering the period from September 1, 1992, through August 31, 1995, which by its terms was extended for an additional period of three years, up to and including August 31, 1998, and thereafter as therein provided; and

WHEREAS the parties have negotiated concerning modifications requested by each of them in the terms of such agreement; it is:

AGREED that the collective bargaining agreement shall be modified only in the following respects:

         1. Effective as of and retroactive to September 1, 1995, all pharmacists shall receive a general wage increase of $35.00 per week.

         2. Effective as of March 1, 1997, all pharmacists shall receive a general wage increase of $35.00 per week.

         3. On or about October 12, 1997, each employee, other than pharmacists, who was on the Employer's payroll on September 1, 1995, shall receive a bonus amounting to 7.5% of such employee's straight-time earnings (including the overnight differential, where applicable), during such part of the calendar year commencing September 1, 1994 and ending August 31, 1995, as was worked by each such employee.

         4. Effective September 1, 1996, each Assistant Manager shall receive a general wage increase of $10.00 per week.

         5. Effective September 1, 1996, each employee other than pharmacists and Assistant Managers shall receive a general wage increase or $10.00 per week.

         6. Effective September 1, 1997, each employee other than Pharmacists shall receive a general wage increase of $10.00 per week.

         7. The Employer's contributions to the Allied Welfare Fund (currently being made at the rate of $45.00 per employee per week), shall increase by $4.00 per employee per week, commencing with the week ending January 6, 1996, and by an additional $5.00 per employee per week, commencing with the week ending September 6, 1996, and by an additional $5.00 per employee per week, commencing with the week ending September 5, 1997.

         8. The regular work week for all employees except Pharmacists shall consist of forty hours per week, distributed among five working days. Overtime shall be paid at the rate of time and one-half after forty hours of work. Employees may voluntarily agree to work weeks of less than forty hours.

         9. All other terms and conditions of the Agreement dated July 16, 1992, shall remain in full force and effect.

IN WITNESS WHEREOF the parties have set their hands this 22nd day of September, 1995.




DUANE READE, A NEW YORK PARTNERSHIP



By: /s/ Authorized Signatory
   ___________________________________


ALLIED TRADES COUNCIL


By: /s/ Luke McCabe
   ___________________________________